______________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2008

GEORESOURCES, INC.
(Exact name of Registrant as specified in its charter)

COLORADO	0-8041	84-0505444

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

110 Cypress Station Drive, Suite 220
Houston, Texas 77090
(Address of principal executive offices) (Zip Code)

(281) 537-9920
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________________________________________________________

ITEM 2.02: RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 12, 2008, GeoResources, Inc. issued a press release announcing financial results for the first quarter ended March 31, 2008.  A copy of the press release is furnished with this report as Exhibit 99.9, and is incorporated herein by reference.

The information in this report is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits:

The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description

99.9	GeoResources, Inc. Press Release dated May 12, 2008.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORESOURCES, INC

By:	/s/ Frank A. Lodzinski Frank A. Lodzinski, President

Date: May 14, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.9	GeoResources, Inc. Press Release dated May 12, 2008.

EXHIBIT 99.9
Contact:  Cathy Kruse
Telephone: 701-572-2020 ext 113
cathyk@geoi.net
FOR IMMEDIATE RELEASE

GeoResources, Inc. Reports First Quarter Financial Results

Houston, Texas May 12, 2008 – GeoResources, Inc., (NASDAQ:GEOI), today announced its financial results for the quarter ended March 31, 2008, compared to the results for the same period in 2007.  In a separate press release issued May 1, 2008, GeoResources, Inc. announced its operations update, including horizontal drilling in Texas and North Dakota.

For the three months ended March 31, 2008, the Company reported net income of $4.2 million, or $0.29 per share compared to $790,000 or $0.15 per share in 2007.  Total revenue increased 482% to $23.9 million in the first quarter of 2008 compared to $4.1 million the same quarter in 2007.

Oil and natural gas production increased substantially in the first quarter.  Natural gas production increased to 809 MMcf from 192 MMcf in the first quarter of 2007, an increase of 321%.  Oil production for the first quarter increased to 200 MBbls from 46 MBbls in the prior year’s period, an increase of 335%.  Properties acquired in the 2007 Merger accounted for increased production of approximately 57,000 Mcf of gas and approximately 36,000 barrels of oil during the first quarter of 2008.  Properties acquired in the fourth quarter of 2007 accounted for increased production of approximately 420,000 Mcf of gas and approximately 108,000 barrels of oil during the first quarter of 2008. The remaining increases were due to our drilling program, re-engineering and workovers, as well as increased commodity prices.

        The average realized price of natural gas was $7.73 per Mcf for the first quarter of 2008, 27% more than the first quarter of 2007.  The average realized price of oil for the first quarter of 2008 was $81.00 per barrel or 56% more than the first quarter in the prior year.

Earnings before interest, income taxes, depreciation, depletion and amortization, and exploration expense (“EBITDAX”) increased 563% to approximately $12,267,000 for the first quarter 2008 compared to $1,878,000 in the prior year’s similar quarter.

The following table reconciles reported net income to EBITDAX for the periods indicated:

EBITDAX (1)	Three Months Ended March 31,
	2008	2007

Net income	$4,224,683	$789,350
Add back:
Interest expense	1,569,175	156,152
Income tax	2,596,438	4,202
Depreciation, depletion and amortization	3,876,949	928,568
Exploration expense	-	-

EBITDAX	$12,267,245	$1,878,272

(1) EBITDAX is defined as earnings before interest, income taxes, depreciation, depletion and amortization, and exploration expense.  EBITDAX should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) and is not in accordance with, nor superior to, generally accepted accounting principles, but provides additional information for evaluation of our operating performance.

About GeoResources, Inc.

GeoResources, Inc. is an independent oil and gas company engaged in the acquisition and development of oil and gas reserves through an active and diversified program which includes purchases of reserves, re-engineering, and development and exploration activities, currently focused in the Southwest and Gulf Coast, Williston Basin and Rocky Mountains.   For more information, visit our website at www.georesourcesinc.com.

Forward-Looking Statements
Information herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may," "will," "expect," "anticipate," "estimate" or "continue," or comparable words.  All statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements.  Readers are encouraged to read the SEC reports of the Company, readers are encouraged to read our Annual Report on Form 10-KSB/A for the year ended December 31, 2007, and any and all other documents filed with the SEC regarding information about GeoResources for meaningful cautionary language in respect of the forward-looking statements herein.  Interested persons are able to obtain free copies of filings containing information about GeoResources, without charge, at the SEC’s Internet site (http://www.sec.gov).

GEORESOURCES, INC. and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	March 31,	December 31,
	2008	2007
	(unaudited)
ASSETS
Current assets:
Cash	$17,163,949	$24,430,181
Accounts receivable:
Oil and gas revenues	23,125,008	20,365,111
Joint interest billings and other	5,074,769	3,913,461
Affiliated partnerships	3,745,134	3,360,017
Notes receivable	120,000	600,000
Oil and gas properties held for sale	9,694,654	-
Prepaid expenses and other	1,902,159	1,430,445
Total current assets	60,825,673	54,099,215

Oil and gas properties, successful efforts method:
Proved properties	176,537,239	187,640,420
Unproved properties	6,872,150	5,139,309
Office and other equipment	1,031,375	995,365
Land	96,462	96,462
	184,537,226	193,871,556
Less accumulated depreciation, depletion and amortization	(14,568,762)	(12,430,174)
Net property and equipment	169,968,464	181,441,382
Other assets:
Equity in oil and gas limited partnerships	2,003,514	1,880,361
Deferred financing costs and other	3,019,951	2,937,312
	$235,817,602	$240,358,270
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,394,747	$11,374,221
Accounts payable to affiliated partnerships	5,298,816	4,271,238
Revenues and royalties payable	23,275,950	19,833,732
Drilling advances	542,876	882,367
Accrued expenses	2,563,241	2,599,915
Income taxes payable	1,211,456	1,239,172
Derivative financial instruments	12,659,158	6,527,360
Total current liabilities	53,946,244	46,728,005
Long-term debt	86,000,000	96,000,000
Deferred income taxes	7,643,752	6,476,433
Asset retirement obligations	5,140,372	7,826,856
Derivative financial instruments	22,718,164	15,295,948
Stockholders' equity:
Common stock, par value $.01 per share; authorized
100,000,000 shares; 14,703,383 shares issued
and outstanding	147,034	147,034
Additional paid-in capital	79,838,738	79,689,720
Accumulated other comprehensive income (loss)	(31,345,975)	(19,310,316)
Retained earnings	11,729,273	7,504,590
Total stockholders' equity	60,369,070	68,031,028
	$235,817,602	$240,358,270

GEORESOURCES, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended March 31,
	2008	2007
Revenue:
Oil and gas revenues	$22,462,739	$3,537,494
Partnership management fees	312,474	155,636
Property operating income	314,271	237,758
Gain on sale of property and equipment	409,754	—
Partnership income	225,193	59,746
Interest and other	222,504	126,923

Total revenue	23,946,935	4,117,557
Expenses:
Lease operating expense	5,791,117	1,060,409
Severance taxes	1,889,467	268,942
Re-engineering and workovers	697,163	78,187
General and administrative expense	1,783,588	827,717
Depreciation, depletion and amortization	3,876,949	928,568
Hedge ineffectiveness	1,518,355	4,030
Interest	1,569,175	156,152

Total expense	17,125,814	3,324,005

Income before income taxes	6,821,121	793,552
Income taxes:
Current	1,429,119	1,862
Deferred	1,167,319	2,340

	2,596,438	4,202

Net income	$4,224,683	$789,350

Net income per share (basic and diluted)	$0.29	$0.15

Weighted average shares outstanding (basic and diluted)	14,703,383	5,378,893